Exhibit 3(D)

                          CONSENT OF ERNST & YOUNG LLP

               Consent of Ernst & Young LLP, Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and "Change in Auditors" and to the use of our reports dated February 8, 1996, with respect to the consolidated financial statements and the related financial statement schedules of The Life Insurance Company of Virginia and subsidiaries and Life of Virginia Separate Account II, in the Post-Effective Amendment No.1 to the Registration Statement (Form S-6 No. 333-41031) and related Prospectus of Life of Virginia Separate Account II for the registration of an indefinite amount of securities.

                                                ERNST & YOUNG LLP



Richmond, Virginia
May 26, 1998